Exhibit 99.1

StoneMor Partners L.P. Announces Fourth Quarter and 2012 Year End Results

Levittown, PA, March 15, 2013 – StoneMor Partners L.P. (NYSE: STON) announced its results of operations for the three months and year ended December 31, 2012. Investors are encouraged to read the Company’s annual report on Form 10-K to be filed with the SEC which contains additional details as well as financial tables and can be found at www.stonemor.com.

Yearly Financial Highlights

•	Revenues (GAAP) improved from $228.4 million in 2011 to $242.6 million in 2012, a 6% increase.

•	Production based revenue (non-GAAP) increased from $280.6 million in 2011 to $296.3 million in 2012, a 6% increase.

•	Operating profits (GAAP) increased 41% to $13.8 million in 2012 as compared to $9.8 million in the 2011 year.

•	Adjusted operating profits (non-GAAP) increased 11% to $53.8 million in 2012 from $48.6 million in 2011.

•	Operating cash flows (GAAP) provided in the 12 months ended December 31, 2012 increased to $31.9 million from $5.5 million provided by operations in 2011, a 480% increase.

•	Distributable free cash flow (non-GAAP) for 2012 was $53.3 million compared to $49.3 million for the same period last year, an 8% increase.

•	Distributable cash available during the period (non-GAAP) exceeded distributions by $17.9 million for the year ended December 31, 2012, versus $12.2 million in 2011, a 47% increase.

•	Net loss (GAAP) narrowed 69% to $3.0 million from a net loss of $9.7 million in the prior year period.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables previously presented in the body of the press release. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

“This was another very good year for StoneMor,” said Lawrence Miller, President and Chief Executive Officer. “On a year over year basis, we showed positive returns on virtually every financial metric we use to measure the health and growth of the business.

“When looking at our quarterly comparisons, I’d like to discuss one element that we believe is important to consider. Our merchandise trust and perpetual care investment funds are managed by professional investment advisors. These advisors will realize gains when appropriate in accordance with pre-established portfolio management guidelines. In December 2012, our advisors realized $5 million less in gains than in 2011, and 100% of this $5 million directly impacted both production based revenues and adjusted operating profit. It was not a portfolio performance or an operating issue – it was a timing issue.”

Quarterly Financial Highlights

•	Revenues (GAAP) for the three month period ended December 31, 2012 were $59.3 million as compared to $58.7 million for the prior year period, a 1% increase.

•	Production based revenue (non-GAAP) for the three month period ended December 31, 2012 declined 3% to $73.4 million from $75.9 million in the prior year period.

•	For the three month period ended December 31, 2012, operating profit (GAAP) increased 86% to $1.6 million, versus $0.8 million in the prior year period.

•	For the three month period ended December 31, 2012, adjusted operating profits (non-GAAP) declined 16% to $11.9 million as compared to $14.2 million in the prior year period.

•	For the three month period ended December 31, 2012, cash flows provided by operations (GAAP) were 1.1 million, versus $5.6 million used in operations in same period last year.

•	For the three months ending December 31, 2012 distributable free cash flow (non-GAAP) declined 26% to $10.8 million from $14.6 million in the prior year period.

•	For the three months ended December 31, 2012, net loss of $3.9 million increased 26% from the loss of $3.1 million reported in the same three month period of 2011.

“I would like to reiterate that we performed well during yet another year in which the economic background was uncertain. Our quarterly comparisons were impacted mostly by the time period when we recognized investment income. Had we taken the same amount of gains in the fourth quarter of 2012 as we did in 2011, all these quarterly comparisons would have been positive.

“We raised our distribution earlier in the year. We have strengthened our balance sheet while continuing to make high quality acquisitions. Our entry into the strategically important Florida market was one of our great successes this year and we will continue to evaluate opportunities as they present themselves.

“We are very excited about our prospects based on our actions to date and the nature of our business. I would like to thank our employees for all their hard work in making this possible, and our unitholders for their support.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss the 2012 results today, Friday, March 15, 2013 at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (800) 630-4153. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on March 29, 2013. The reservation number for the audio replay is as follows: 21650516. A live webcast of the conference call will also be available to investors who may access the call through the investor relations section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 276 cemeteries and 92 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at www.stonemor.com. Information on StoneMor’s website is not incorporated by reference into this press release and does not constitute a part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in our other filings with the SEC and elsewhere are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of our significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effect of cybersecurity attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. Except as required by federal and state securities laws, we assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

Contact: John McNamara

   (215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any period at a level sufficient to pay the quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

The following tables reconcile Non-GAAP to GAAP Measures:

Reconciliation of Production Based Revenue and Adjusted Operating Profit (non-GAAP) to Revenue and Operating Profit (GAAP)

	Year ended			Year ended
	December 31, 2012			December 31, 2011
	(In thousands)			(In thousands)
Revenues	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)

Pre-need cemetery revenues	$128,437	$(31,437)	$97,000	$122,789	$(31,735)	$91,054	$5,946	6.5%
At-need cemetery revenues	79,346	(4,552)	74,794	79,501	(5,141)	74,360	434	0.6%
Investment income from trusts	38,571	(14,446)	24,125	38,943	(15,399)	23,544	581	2.5%
Interest income	6,698	—	6,698	5,864	—	5,864	834	14.2%
Funeral home revenues	37,988	(2,309)	35,679	31,163	(759)	30,404	5,275	17.3%
Other cemetery revenues	5,283	(973)	4,310	2,380	782	3,162	1,148	36.3%

Total revenues	296,323	(53,717)	242,606	280,640	(52,252)	228,388	14,218	6.2%

Costs and expenses

Cost of goods sold	33,807	(5,706)	28,101	31,154	(5,039)	26,115	1,986	7.6%
Cemetery expense	55,410	—	55,410	57,145	—	57,145	(1,735)	-3.0%
Selling expense	54,641	(7,763)	46,878	53,784	(8,493)	45,291	1,587	3.5%
General and administrative expense	28,928	—	28,928	29,547	(3)	29,544	(616)	-2.1%
Corporate overhead	28,169	—	28,169	23,766	—	23,766	4,403	18.5%
Depreciation and amortization	9,431	—	9,431	8,534	—	8,534	897	10.5%
Funeral home expense	28,977	(252)	28,725	23,554	—	23,554	5,171	22.0%
Acquisition related costs	3,123	—	3,123	4,604	—	4,604	(1,481)	-32.2%

Total costs and expenses	242,486	(13,721)	228,765	232,088	(13,535)	218,553	10,212	4.7%

Operating profit	$53,837	$(39,996)	$13,841	$48,552	$(38,717)	$9,835	$4,006	40.7%

	Three months ended			Three months ended
	December 31, 2012			December 31, 2011
	(In thousands)			(In thousands)
	Segment			Segment			Change in	Change in
	Results	GAAP	GAAP	Results	GAAP	GAAP	GAAP results	GAAP results
Revenues	(non-GAAP)	Adjustments	Results	(non-GAAP)	Adjustments	Results	($)	(%)

Pre-need cemetery revenues	$31,842	$(8,501)	$23,341	$32,336	$(10,422)	$21,914	$1,427	6.5%
At-need cemetery revenues	19,233	(1,354)	17,879	19,731	(935)	18,796	(917)	-4.9%
Investment income from trusts	8,357	(1,515)	6,842	13,361	(5,802)	7,559	(717)	-9.5%
Interest income	1,726	—	1,726	1,284	—	1,284	442	34.4%
Funeral home revenues	10,923	(862)	10,061	8,406	(196)	8,210	1,851	22.5%
Other cemetery revenues	1,302	(1,837)	(535)	750	212	962	(1,497)	-155.6%

Total revenues	73,383	(14,069)	59,314	75,868	(17,143)	58,725	589	1.0%

Costs and expenses

Cost of goods sold	8,344	(1,545)	6,799	8,003	(1,256)	6,747	52	0.8%
Cemetery expense	13,591	—	13,591	14,285	—	14,285	(694)	-4.9%
Selling expense	12,872	(2,194)	10,678	13,885	(2,518)	11,367	(689)	-6.1%
General and administrative expense	7,525	—	7,525	8,975	—	8,975	(1,450)	-16.2%
Corporate overhead	7,264	—	7,264	6,194	—	6,194	1,070	17.3%
Depreciation and amortization	2,672	—	2,672	2,160	—	2,160	512	23.7%
Funeral home expense	8,329	(71)	8,258	6,679	—	6,679	1,579	23.6%
Acquisition related costs	925	—	925	1,457	—	1,457	(532)	-36.5%

Total costs and expenses	61,522	(3,810)	57,712	61,638	(3,774)	57,864	(152)	-0.3%

Operating profit	$11,861	$(10,259)	$1,602	$14,230	$(13,369)	$861	$741	86.1%

The tables above analyze our results of operation and the changes therein for the three and twelve months ended December 31, 2012, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during each period and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Year ended		Three months ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)		(In thousands)

Total revenues (a)	$242,606	$228,388	$59,314	$58,725
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	296,323	280,640	73,383	75,868

Operating profit (a)	13,841	9,835	1,602	861
Adjusted operating profit (b)	53,837	48,552	11,861	14,230

Net income (loss) (a)	(3,013)	(9,715)	(3,935)	(3,093)

Operating cash flows (a)	31,896	5,466	1,099	(5,603)
Adjusted operating cash generated (b)	55,028	50,698	11,434	14,605
Distributable free cash flow generated (b)	$53,277	$49,262	$10,806	$14,623

	As of	As of
	December 31, 2012	December 31, 2011

Distribution coverage quarters (b)	6.57	8.63

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Year ended December 31,		Three months ended December 31,
	2012	2011	2012	2011
	(In thousands)		(In thousands)

GAAP operating profit	$13,841	$9,835	$1,602	$861

Increase in applicable deferred revenues	53,717	52,252	14,069	17,143
Increase in deferred cost of goods sold and selling and obtaining costs	(13,721)	(13,535)	(3,810)	(3,774)

Adjusted operating profit	$53,837	$48,552	$11,861	$14,230

Reconciliation of Production Based Revenue (non-GAAP) to Revenues (GAAP)

	Year ended December 31,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2012	2011
	(In thousands)

Value of pre-need cemetery contracts written	$128,437	$122,789	$5,648	4.6%
Value of at-need cemetery contracts written	79,346	79,501	(155)	-0.2%
Investment income from trusts	38,571	38,943	(372)	-1.0%
Interest income	6,698	5,864	834	14.2%
Funeral home revenues	37,988	31,163	6,825	21.9%
Other cemetery revenues	5,283	2,380	2,903	122.0%

Total production based revenues	$296,323	$280,640	$15,683	5.6%

Less:
Increase in deferred sales revenue and investment income	(53,717)	(52,252)	(1,465)	2.8%

Total GAAP revenues	$242,606	$228,388	$14,218	6.2%

	Three months ended December 31,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2012	2011
	(In thousands)

Value of pre-need cemetery contracts written	$31,842	$32,336	$(494)	-1.5%
Value of at-need cemetery contracts written	19,233	19,731	(498)	-2.5%
Investment income from trusts	8,357	13,361	(5,004)	-37.5%
Interest income	1,726	1,284	442	34.4%
Funeral home revenues	10,923	8,406	2,517	29.9%
Other cemetery revenues	1,302	750	552	73.6%

Total production based revenues	$73,383	$75,868	$(2,485)	-3.3%

Less:
Increase in deferred sales revenue and investment income	(14,069)	(17,143)	3,074	-17.9%

Total GAAP revenues	$59,314	$58,725	$589	1.0%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Year ended December 31,
	2012	2011
	(In thousands)

GAAP operating cash flows	$31,896	$5,466

Add: net cash inflows into the merchandise trust	11,806	23,889
Add: net increase in accounts receivable	5,475	9,241
Add: net decrease in merchandise liabilities	7,260	5,669
Deduct: net (increase) decrease in accounts payable and accrued expenses	(4,330)	(868)
Other float related changes	2,921	7,301

Adjusted operating cash flow generated	55,028	50,698

Less: maintenance capital expenditures	(4,874)	(6,040)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	3,123	4,604

Distributable free cash flow generated	53,277	49,262

Cash on hand - beginning of the period	12,058	7,535

Distributable cash available for the period	65,335	56,797

Partner distributions made	$47,454	$44,605

(a)	We maintain a line of credit from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

	Three months ended December 31,
	2012	2011
	(In thousands)

GAAP operating cash flows	$1,099	$(5,603)

Add: net cash inflows into the merchandise trust	3,629	12,208
Deduct: net decrease in accounts receivable	3,142	3,732
Add: net decrease in merchandise liabilities	1,611	3,384

Deduct: net (increase) decrease in accounts payable and accrued expenses	(2,123)	(2,158)
Other float related changes	4,076	3,042

Adjusted operating cash flow generated	11,434	14,605

Less: maintenance capital expenditures	(1,553)	(1,439)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	925	1,457

Distributable free cash flow generated	10,806	14,623

Cash on hand - beginning of the period	8,128	20,135

Distributable cash available for the period	18,934	34,758

Partner distributions made	$12,007	$11,778

(a)	We maintain a line of credit from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of December 31,
	2012	2011

Partners’ Capital	$135,182	$180,279

Deferred selling and obtaining costs	(76,317)	(68,542)
Deferred cemetery revenues, net	497,861	441,678

Production based partners’ capital	$556,726	$553,415

Selected Net Assets

	As of	As of
	December 31, 2012	December 31, 2011
	(In thousands)

Selected assets:

Cash and cash equivalents	$7,946	$12,058
Accounts receivable, net of allowance	51,895	48,837
Long-term accounts receivable, net of allowance	71,521	68,419
Merchandise trusts, restricted, at fair value	375,973	344,515

Total selected assets	507,335	473,829

Selected liabilities:

Accounts payable and accrued liabilities	28,973	26,428
Accrued interest	1,833	1,632
Current portion, long-term debt	2,175	1,487
Other long-term liabilities	1,835	2,830
Long-term debt	252,774	193,835
Deferred tax liabilities	14,910	16,968
Merchandise liability	125,869	128,942

Total selected liabilities	428,369	372,122

Total selected net assets	$78,966	$101,707

Distribution coverage quarters (a)	6.57	8.63

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (19,568,448 at December 31, 2012 and 19,368,261 at December 31, 2011, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Consolidated Balance Sheet

(In thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$7,946	$12,058
Accounts receivable, net of allowance	51,895	48,837
Prepaid expenses	3,832	4,266
Other current assets	17,418	16,670

Total current assets	81,091	81,831

Long-term accounts receivable, net of allowance	71,521	68,419
Cemetery property	309,980	298,938
Property and equipment, net of accumulated depreciation	79,740	73,777
Merchandise trusts, restricted, at fair value	375,973	344,515
Perpetual care trusts, restricted, at fair value	282,313	254,679
Deferred financing costs, net of accumulated amortization	9,238	8,817
Deferred selling and obtaining costs	76,317	68,542
Deferred tax assets	381	415
Goodwill	42,392	32,145
Other assets	14,779	16,680

Total assets	$1,343,725	$1,248,758

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$28,973	$26,428
Accrued interest	1,833	1,632
Current portion, long-term debt	2,175	1,487

Total current liabilities	32,981	29,547

Other long-term liabilities	1,835	2,830
Long-term debt	252,774	193,835
Deferred cemetery revenues, net	497,861	441,678
Deferred tax liabilities	14,910	16,968
Merchandise liability	125,869	128,942
Perpetual care trust corpus	282,313	254,679

Total liabilities	1,208,543	1,068,479

Commitments and contingencies

Partners’ capital
General partner	386	2,192
Common partners	134,796	178,087

Total partners’ capital	135,182	180,279

Total liabilities and partners’ capital	$1,343,725	$1,248,758

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2012.

StoneMor Partners L.P.

Consolidated Statement of Operations

(In thousands, except unit data)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Revenues:
Cemetery
Merchandise	$26,601	$26,811	$114,025	$108,088
Services	11,613	11,298	46,094	46,995
Investment and other	11,039	12,406	46,808	42,901
Funeral home
Merchandise	4,416	3,673	15,551	12,810
Services	5,645	4,537	20,128	17,594

Total revenues	59,314	58,725	242,606	228,388

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,317	1,630	5,715	5,727
Merchandise	5,482	5,116	22,386	20,388
Cemetery expense	13,591	14,285	55,410	57,145
Selling expense	10,678	11,368	46,878	45,291
General and administrative expense	7,525	8,975	28,928	29,544
Corporate overhead (including $291 and $197 in unit-based compensation for the three months ended December 31, 2012 and 2011, and $916 and $773 for the year ended December 31, 2012 and 2011, respectively)	7,264	6,194	28,169	23,766
Depreciation and amortization	2,672	2,160	9,431	8,534
Funeral home expense
Merchandise	1,474	1,276	5,200	4,473
Services	4,128	3,261	14,574	11,717
Other	2,656	2,142	8,951	7,364
Acquisition related costs	925	1,457	3,123	4,604

Total cost and expenses	57,712	57,864	228,765	218,553

Operating profit	1,602	861	13,841	9,835

Expenses related to refinancing	—	—	—	453
Gain on termination of operating agreement	—	—	1,737	—
Gain on acquisition	—	—	122	—
Early extinguishment of debt	—	—	—	4,010
Gain on sale of funeral home	—	92	—	92
Interest expense	5,394	4,932	20,503	19,198

Loss before income taxes	(3,792)	(3,979)	(4,803)	(13,734)

Income tax expense (benefit)
State	196	128	420	(701)

Federal	(53)	(1,014)	(2,210)	(3,318)

Total income tax expense (benefit)	143	(886)	(1,790)	(4,019)

Net loss	$(3,935)	$(3,093)	$(3,013)	$(9,715)

General partner’s interest in net loss for the period	$(79)	$(62)	$(60)	$(194)
Limited partners’ interest in net loss for the period	$(3,856)	$(3,031)	$(2,953)	$(9,521)

Net loss per limited partner unit (basic and diluted)	$(.20)	$(.16)	$(.15)	$(.50)

Weighted average number of limited partners’ units outstanding (basic and diluted)	19,544	19,364	19,445	18,947

Distributions declared per unit	$.590	$.585	$2.35	$2.34

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2012.

StoneMor Partners L.P.

Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Operating activities:
Net loss	$(3,935)	$(3,093)	$(3,013)	$(9,715)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	1,638	1,660	7,818	6,664
Depreciation and amortization	2,672	2,160	9,431	8,534
Unit-based compensation	291	197	916	773
Accretion of debt discount	509	404	1,739	1,354
Write-off of deferred financing fees	—	—	—	453
Gain on sale of funeral home	—	(92)	—	(92)
Gain on acquisitions	—	—	(122)	—
Gain on termination of operating agreement	—	—	(1,737)	—
Fees paid related to early extinguishment of debt	—	—	—	4,010
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(3,142)	(3,732)	(5,475)	(9,241)
Allowance for doubtful accounts	(2,533)	(1,380)	1,210	2,217
Merchandise trust fund	(3,629)	(12,208)	(11,806)	(23,889)
Prepaid expenses	895	687	527	1,273
Other current assets	(1,821)	(1,331)	(2,165)	(7,355)
Other assets	3	47	128	291
Accounts payable and accrued and other liabilities	2,123	2,158	4,330	868
Deferred selling and obtaining costs	(2,412)	(2,722)	(7,775)	(9,120)
Deferred cemetery revenue	12,108	16,038	47,548	47,598
Deferred taxes (net)	(57)	(1,012)	(2,398)	(3,488)
Merchandise liability	(1,611)	(3,384)	(7,260)	(5,669)

Net cash provided by (used in) operating activities	1,099	(5,603)	31,896	5,466

Investing activities:

Cash paid for cemetery property	(1,681)	(2,868)	(7,098)	(7,126)
Purchase of subsidiaries	(2,300)	(5,842)	(27,976)	(16,142)
Proceeds from divestiture of funeral home	—	122	—	122
Cash paid for property and equipment	(1,553)	(1,439)	(4,874)	(6,040)

Net cash used in investing activities	(5,534)	(10,027)	(39,948)	(29,186)

Financing activities:
Cash distribution	(12,007)	(11,778)	(47,454)	(44,605)
Additional borrowings on long-term debt	20,500	20,250	84,000	48,050
Repayments of long-term debt	(4,134)	(694)	(30,271)	(75,184)
Proceeds from public offering	—	—	—	103,207
Proceeds from general partner contribution	—	16	89	2,262
Fees paid related to early extinguishment of debt	—	—	—	(4,010)
Cost of financing activities	(106)	(241)	(2,424)	(1,477)

Net cash provided by financing activities	4,253	7,553	3,940	28,243

Net increase (decrease) in cash and cash equivalents	(182)	(8,077)	(4,112)	4,523
Cash and cash equivalents - Beginning of period	8,128	20,135	12,058	7,535

Cash and cash equivalents - End of period	$7,946	$12,058	$7,946	$12,058

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$8,750	$8,233	$18,481	$18,130
Cash paid during the period for income taxes	$123	$210	$4,101	$2,452

Non-cash investing and financing activities
Acquisition of assets by financing	$88	$57	$287	$294
Issuance of limited partner units for cemetery acquisition	$650	$—	$4,753	$264
Acquisition of assets by assumption of directly related liability	$421	$—	$2,469	$—

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2012.